UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

167 N. Sunset Ave., City of Industry, CA	91744
(Address of principal executive offices)	(Zip Code)

(626) 961-8619
(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Regulation FD.

On September 9, 2016, the Company completed negotiations for and signed a License Agreement with HUY FONG FOODS, INC. (“HFFI”), the maker of Sriracha Hot Chili Sauce. Under the terms of the Agreement, the Company is granted license to use the Licensed Marks of HFFI on and for products the Company is currently in process of designing and testing. The Company believes it is likely such products will be announced over the short term with marketing efforts commencing shortly thereafter.

The Company is making this Regulation FD Disclosure as it believes this Licensing Agreement is a material event. Members of the Company’s management team will likely be presenting and discussing various aspects of the Agreement and/or proposed products with suppliers, distributors and other marketing and/or financial partners of the Company over the coming weeks leading up to product testing and launches. Additional information on HFFI can be seen at http://www.huyfong.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: September 9, 2016	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer